Exhibit 99.2

For More Information, Contact:
James E. Fickenscher/CFO	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5902	(212) 867-1762
jfickenscher@auxilium.com	fvonella@lazarpartners.com

Auxilium Pharmaceuticals to Present at C.E. Unterberg Towbin

Emerging Growth Life Sciences Conference

Malvern, PA – October 19, 2005 – Auxilium Pharmaceuticals, Inc., (NASDAQ: AUXL), a specialty pharmaceutical company that develops and markets products for urology and sexual health, today announced that it will present at the C.E. Unterberg Towbin Emerging Growth Life Sciences Conference taking place on October 25-26, 2005 at The Palace Hotel in New York. Gerri Henwood, Chief Executive Officer, and Jim Fickenscher, Chief Financial Officer, of Auxilium will present on Wednesday, October 26 at 2:00 p.m.

To listen to the audio webcast of the presentation, please visit www.auxilium.com.

About Auxilium Pharmaceuticals

Auxilium Pharmaceuticals, Inc. is a specialty pharmaceutical company with a focus on urology and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 120 person sales and marketing team. Auxilium is developing two products in Phase II, one for treatment of Peyronie’s Disease and Dupuytren’s Disease, and the second for testosterone replacement using our licensed transmucosal film delivery system. The Company has a product in Phase I of development for the treatment of overactive bladder using its licensed transmucosal film delivery system. The Company is evaluating formulations for pain product candidates using its transmucosal film delivery system, products for androgen replacement and other products for urologic and sexual health. For additional information, visit www.auxilium.com.

Safe Harbor Statement

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intention to present at the C.E. Unterberg Towbin Emerging Growth Life Sciences Conference,

products in development for treatment of Peyronie’s and Dupuytren’s Diseases, products in development for androgen replacement, overactive bladder and pain using a transmucosal film delivery system, as well as other products for urology and sexual health. Auxiliuim’s ability to maintain the effectiveness of the Registration Statement will depend on, among other things, its timely filing of all reports required to be filed under the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 under the heading “Factors That May Affect Our Future Results”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations—SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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